UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 13, 2012

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Amgen Center Drive Thousand Oaks, California		91320-1799
(Address of principal executive offices)		(Zip Code)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Directors.

On December 13, 2012, the Board of Directors (the “Board”) of Amgen Inc. (the “Company”) appointed Robert A. Eckert as a director of the Company, effective immediately. Mr. Eckert was the Chief Executive Officer of Mattel, Inc., having held this position from 2000 through December 2011. He was President and Chief Executive Officer of Kraft Foods Group, Inc. from 1997 to 2000, Group Vice President from 1995 to 1997, President of the Oscar Mayer Foods Division from 1993 to 1995 and held various other senior executive and other positions from 1977 to 1992. Mr. Eckert is currently Chairman of the Board of Mattel, Inc., a toy design, manufacture and marketing company, since 2000 and will be Chairman of the Board through December 31, 2012. He has been a director of McDonald’s Corporation, a company which franchises and operates McDonald’s restaurants in the global restaurant industry, since 2003, serving as the Chair of the Compensation Committee and a member of the Executive and Governance Committees. Mr. Eckert has served as a director of Levi Strauss & Co., a privately-held jeans and casual wear manufacturer, since 2010. Mr. Eckert is on the Dean’s Advisory Board of the Kellogg Graduate School of Management and serves on the Eller College of Management National Board of Advisors at the University of Arizona.

Mr. Eckert will serve as a member of the Audit Committee and the Corporate Responsibility and Compliance Committee of the Board.

There are no transactions between Mr. Eckert (or any member of his immediate family) and the Company (or any of its subsidiaries) and there is no arrangement or understanding between Mr. Eckert and any other persons or entities pursuant to which Mr. Eckert was appointed as a director of the Company.

Upon his appointment to the Board, under the provisions of the Company’s 2009 Director Equity Incentive Program, effective March 3, 2009, Mr. Eckert became entitled to an inaugural grant of stock options to purchase 20,000 shares of the Company’s common stock, par value $0.0001 (the “Common Stock”) on the date which is two business days after the release of the Company’s fourth quarter and full year earnings for 2012 and a pro-rated portion of the non-employee directors’ cash compensation. To that end, through December 31, 2012, Mr. Eckert is entitled to receive a pro-rated portion of the annual retainer of $55,000 and will receive $3,000 for each Board meeting he attends in person ($1,500 for telephonic attendance) and $1,500 for each committee meeting he attends in person ($750 for telephonic attendance). Effective January 1, 2013, as a result of the Board revising the director compensation program, Mr. Eckert will receive an annual retainer of $100,000 and Board meeting fees will be eliminated. Mr. Eckert will receive $2,000 for each committee meeting he attends in person ($1,000 for telephonic attendance). In accordance with the Company’s policy, Mr. Eckert will also be entitled to reimbursement of his expenses incurred in connection with attendance at Board and committee meetings and conferences with our senior management. Further, under the provisions of the Company’s 2009 Director Equity Incentive Program, as Amended and Restated December 13, 2012, effective January 1, 2013, and 2009 Equity Incentive Plan, non-employee directors receive an annual grant of restricted stock units with a grant date fair value of $200,000 (rounded down to the nearest whole number of shares of stock), measured by the closing market price of a share of Common Stock on the date of grant. Pursuant to such director equity program, such restricted stock units vest immediately as of the date of grant.

The full text of the press release announcing Mr. Eckert’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Document Description

99.1	Press release dated December 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: December 14, 2012	By:	/s/ David J. Scott
	Name:	David J. Scott
	Title:	Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document Description

99.1	Press release dated December 13, 2012.

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